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                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          RED FOX INTERNATIONAL, INC.


         RED FOX INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         FIRST: The name of the corporation is Red Fox International, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was the 26th day of February 1997.

         SECOND: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by the holders of all of the outstanding stock of the Corporation in accordance with Section 228 of the DGCL.

         THIRD: This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the DGCL in order to restate the Certificate of Incorporation of the Corporation, and also to amend the Certificate of Incorporation to, among other things, (i) increase the authorized capital stock of the Corporation and (ii) authorize the issuance of preferred stock and restricted common stock by the Corporation.

         FOURTH: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                  ARTICLE ONE

         The name of the corporation is TransCoastal Marine Services, Inc.

                                  ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.




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                                  ARTICLE FOUR

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000 shares which shall be divided into (a) 2,000,000 shares, designated as Preferred Stock, having a par value of $.001 per share (the "Preferred Stock"), (b) 20,000,000 shares, designated as Common Stock, having a par value of $.001 per share (the "Common Stock"), and (c) 3,000,000 shares, designated as Restricted Common Stock, having a par value of $.001 per share (the "Restricted Common Stock").

         Each share of common stock of the Corporation, no par value, issued and outstanding or held in treasury is hereby reclassified and changed into one thousand shares of Common Stock, par value $.001 per share.

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

A.       PREFERRED STOCK

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

B.       COMMON STOCK

         1.       DIVIDENDS.

         Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Common Stock shall be paid pari passu with dividends on Restricted Common Stock.


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         2.       LIQUIDATION.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Common Stock held by them respectively.

         3.       VOTING RIGHTS.

         Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

C.       RESTRICTED COMMON STOCK

         1.       DIVIDENDS.

         Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Restricted Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Restricted Common Stock shall be paid pari passu with dividends on Common Stock.

         2.       LIQUIDATION.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Restricted Common Stock and Common Stock ratably in proportion to the number of shares of Restricted Common Stock and Common Stock held by them respectively.

         3.       VOTING RIGHTS.

         Holders of Restricted Common Stock shall have no voting rights.


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         4.       CONVERSION OF THE RESTRICTED COMMON STOCK.

         Each share of Restricted Common Stock outstanding shall automatically convert into Common Stock on a share for share basis (a) in the event any person acquires beneficial ownership of 25% or more of the outstanding shares of Common Stock of the Corporation in or as a result of a transaction or a series of transactions that shall not have been approved or ratified by at least eighty percent (80%) of the Continuing Directors (as hereinafter defined), (b) eighteen months after the consummation of the Corporation's initial public offering of its Common Stock (the "Public Offering"), or (c) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock approve such conversion.

                                  ARTICLE FIVE

A.       BOARD OF DIRECTORS.

         The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

         At each annual meeting of stockholders, the successors to the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

B.       VACANCIES.

         Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.


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C.       POWER TO MAKE, ALTER AND REPEAL BYLAWS.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation to adopt, amend and repeal any Bylaw whether adopted by them or otherwise.

D.       AMENDMENT AND REPEAL OF ARTICLE FIVE.

         Notwithstanding any provision of this Certificate of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of the majority of the votes which all stockholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal any provisions of this ARTICLE FIVE or to adopt any provision inconsistent with this ARTICLE FIVE. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE FIVE or adopt any provision inconsistent with this ARTICLE FIVE.

                                  ARTICLE SIX

         The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                 ARTICLE SEVEN

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE EIGHT

         The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by
Section 145 of the DGCL.


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                                  ARTICLE NINE

         Special Meetings of the Corporation's stockholders may be called by the President, the Board of Directors, or such other person or persons as may be authorized in the Bylaws.

                                  ARTICLE TEN

A. The Corporation shall not acquire, directly or indirectly, any shares of the Voting Stock (as hereinafter defined), by purchase, exchange or otherwise from any Related Person (as hereinafter defined) or any of its Affiliates (as hereinafter defined) or Associates (as hereinafter defined).

B.       This article shall not be applicable to any acquisition of Voting Stock
(i) pursuant to a Tender Offer (as hereinafter defined) made to all holders of any class of Voting Stock on the same price, terms and conditions and, if for less than all of the Voting Stock, subject to pro rata acceptance (except as to holders of fewer than 100 shares), (ii) in compliance with Rule 10b-18 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect at the date of adoption of this article, or (iii) for a total consideration per share, including payment for legal fees, investment banking fees, brokerage fees and related costs and expenses of the holder in acquiring such Voting Stock, not in excess of the Fair Market Value per share, determined as of the Acquisition Date.

C. The term "Acquisition Date" means the date on which the Related Person became a Related Person.

D. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of adoption of this article.

E. The term "Continuing Director" means any of the following persons: (i) any member of the Board of Directors of the Corporation prior to the consummation of the Public Offering, (ii) any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not a Related Person, an Affiliate or Associate of a Related Person or a representative of any such person and who was a member of the Board of Directors prior to the Acquisition Date, or (iii) any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not a Related Person, an Affiliate or Associate of a Related Person or a representative of any such person and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

F. The term "Fair Market Value" means (i) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in

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the case of property other than stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

G. The term "Related Person" means any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock; provided, however, the term "Related Person" shall not include any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

H. The term "Subsidiary" means any company of which a majority of any class of "Equity Security" (as that term is defined in Section 3(a)(11) of the Exchange Act on the date this article is adopted) is beneficially owned, directly or indirectly, by the Corporation.

I. The term "Tender Offer" means any tender offer for, or request or invitation for tenders of, Voting Stock, within the meaning of Section 14(d)(1) of the Exchange Act, as amended, as in effect at the date of adoption of this article, and any purchase or series of purchases of Voting Stock at or above then prevailing market prices for such Voting Stock pursuant to which more than ten percent of the outstanding Voting Stock is acquired in any two-year period.

J. The term "Voting Stock" means shares of the capital stock of the Corporation that are entitled to vote generally in the election of directors.

K. The term "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

L. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the Board of Directors and the holders of any particular class or series of the Voting Stock required by law or this Certificate of Incorporation, in order to alter, amend or repeal this ARTICLE TEN, as an additional requirement for such action, either (i) the Continuing Directors who shall at the time constitute at least a majority of the Whole Board, shall expressly approve such action by at least an eighty percent (80%) vote of such Continuing Directors; or (ii) such action shall be adopted or approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class.

                                 ARTICLE ELEVEN

         Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do

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verify and affirm, under penalty of perjury, that this Amended and Restated
Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 6th day of August, 1997.

                                        RED FOX INTERNATIONAL, INC.



                                        By: /s/ BILL E. STALLWORTH
                                           ------------------------------------
                                           Bill E. Stallworth,
                                           Chief Executive Officer




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